UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 10, 2013

VOLT INFORMATION SCIENCES, INC.
(Exact name of Registrant as specified in its charter)

New York	001-9232	13-5658129
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1065 Avenue of the Americas, New York, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

(212) 704-2400
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04                      Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

Prior to February 2011, the Company’s 401(k) plan permitted participant investments in the Company’s common stock.  As previously reported on a Form 8-K filed on February 17, 2011, new contributions and transfers within the 401(k) plan into Company stock were temporarily suspended beginning in February 2011 and, as a result of this suspension, blackout restrictions were imposed upon the Company’s directors and executive officers under Section 306(a) of the Sarbanes-Oxley Act of 2002.  The Company’s directors and executive officers were notified on October 16, 2013 that these blackout restrictions had ceased to apply as of October 2012.   Attached hereto as Exhibit 99.2 and incorporated by reference is a copy of the Notice of Termination of Blackout Period delivered to the Company

Item 7.01.    Regulation FD Disclosure.

    On October 10, 2013, the Company issued a press release updating certain financial information.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

    Item 7.01 and Exhibit 99.1 herein are being furnished, and shall not be deemed “filed,” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits.

(d)	The following exhibits are included with this report:

	Exhibit No.	Description

	99.1	Press release dated October 10, 2013.

	99.2	Notice of Termination of Blackout Period to the Company’s Directors and Executive Officers dated October 16, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLT INFORMATION SCIENCES, INC.

Dated:	October 16, 2013	By:	/s/ James Whitney Mayhew
James Whitney Mayhew, Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

99.1	Press release dated October 10, 2013.

99.2	Notice of Termination of Blackout Period to the Company’s Directors and Executive Officers dated October 16, 2013.